Exhibit 1.1

ENERGY TRANSFER LP

86,956,522 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

December 7, 2021

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As the Representatives of the several

      Underwriters named in Schedule 1 attached hereto

C/O CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

C/O J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

C/O MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

CenterPoint Energy Midstream, Inc., a Delaware corporation (the “Selling Unitholder”), proposes to sell to the several underwriters (collectively, the “Underwriters”) named in Schedule 1 attached to this underwriting agreement (this “Agreement”) an aggregate of 86,956,522 common units (the “Firm Units”) representing limited partner interests (the “Common Units”) of Energy Transfer LP, a Delaware limited partnership (the “Partnership”), pursuant to this Agreement, including an aggregate of 20,624,609 Common Units (the “Affiliate Units”) to be allocated to the Partnership and to certain officers and directors of the General Partner (as defined below) named in Schedule 1 attached to this Agreement (the “Affiliated Purchasers”). Each of Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (collectively, the “Representatives”) shall act as the representatives of the several Underwriters.

The Selling Unitholder also proposes to sell to the several Underwriters not more than an additional 13,043,478 Common Units (the “Additional Units”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Additional Units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Offered Units.”

The general partner of the Partnership is LE GP, LLC, a Delaware limited liability company (the “General Partner”). Each of the General Partner and the Partnership is sometimes referred to herein individually as a “Partnership Entity” and collectively as the “Partnership Entities.”

This Agreement is to confirm the agreement among the Partnership, the Selling Unitholder and the Underwriters concerning the purchase of the Offered Units from the Selling Unitholder by the Underwriters.

Section 1. Representations, Warranties and Agreements of the Partnership and the Selling Unitholder.

(i) The Partnership represents and warrants to, and agrees with, each Underwriter that:

(a) Registration. An “automatic shelf registration statement” as defined in Rule 405 of the Rules and Regulations (defined below) on Form S-3 (File No. 333-256668) with respect to the Offered Units (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) became effective upon filing thereof under the Securities Act on June 1, 2021. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Selling Unitholder and the Representatives. As used in this Agreement:

(i) “Applicable Time” means 7:45 p.m. (New York City time) on the date of this Agreement, which the Underwriters have informed the Partnership and the Selling Unitholder is a time prior to the time of the first sale of the Offered Units;

(ii) “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof;

(iii) “Effective Date” means any date as of which any part of the Registration Statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iv) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units, if any;

(v) “Preliminary Prospectus” means the preliminary prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and used prior to the filing of the Prospectus, together with the Base Prospectus;

(vi) “Pricing Disclosure Package” means, as of the Applicable Time, the Preliminary Prospectus, together with (A) the pricing information identified on Schedule 2 hereto; and (B) any Issuer Free Writing Prospectus filed or used by the Partnership on or before the Applicable Time and identified on Schedule 2 hereto;

(vii) “Prospectus” means the prospectus supplement relating to the Offered Units that is first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations after the Applicable Time, together with the Base Prospectus; and

(viii) “Registration Statement” means, collectively, the various parts of the automatic shelf registration statement on Form S-3 (File No. 333-256668), including exhibits and financial statements and any information in the prospectus supplement relating to the Offered Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B of the Rules and Regulations.

Any reference in this Agreement or the exhibits or annexes hereto to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any periodic or current report of the Partnership filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding for such purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Partnership, threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Well-Known Seasoned Issuer. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), if any, (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Units in reliance on the exemption in Rule 163 and (iv) as of the date hereof, the Partnership was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 of the Rules and Regulations. The Partnership was not at the earliest time after the initial filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Offered Units, is not on the date hereof and will not be on the applicable Delivery Date (as defined below) an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations) relating to the offering and sale of the Offered Units contemplated by this Agreement. The Partnership has been since the time of initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Offered Units.

(c) Form of Documents. The Registration Statement conformed and will conform in all material respects on the Effective Date and on the applicable Delivery Date, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed with the Commission, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date to the requirements of the Securities Act and the Rules and Regulations.

(d) Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(e) Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(f) Statements in the Registration Statement and Prospectus. Each of the statements made by the Partnership (i) in the Registration Statement and any further amendments to the Registration Statement and (ii) in the Preliminary Prospectus or the Prospectus, as applicable, and any further supplements to the Preliminary Prospectus or the Prospectus within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any statements with respect to future cash distributions of the Partnership, was made with a reasonable basis and in good faith.

(g) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when they were filed with the Commission and on the applicable Delivery Date, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and any further documents filed with the Commission prior to the applicable Delivery Date and incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, when filed with the Commission and on the applicable Delivery Date, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder. The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus did not, and any further documents filed prior to the applicable Delivery Date and incorporated by reference therein will not, when filed with the Commission and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 8(f).

(i) Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus, if any (including, without limitation, any road show that is a free writing prospectus under Rule 433 of the Rules and Regulations), when considered together with the Pricing Disclosure Package as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(j) Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule 2 hereto. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby).

(k) Formation and Qualification of the Partnership. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended (the “Delaware LP Act”), with full partnership power and authority necessary to own or hold its properties and assets and to conduct the businesses in which it is engaged as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Partnership is duly registered or qualified as a foreign limited partnership for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such qualification or registration necessary, except where the failure to so register or qualify would not (i) have a material adverse effect on the general affairs, management, condition (financial or otherwise), business, prospects, properties, assets, securityholders’ equity, capitalization or results of operations of the Partnership and the Subsidiaries (as defined below), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(l) Formation and Qualification of the General Partner. The General Partner has been duly formed and is validly existing in good standing as a limited liability company under the Delaware Limited Liability Company Act, as amended (the “Delaware LLC Act”), with full limited liability company power and authority necessary to own or hold its properties and assets, to conduct the businesses in which it is engaged, in each case in all material respects, and to act as general partner the Partnership. The General Partner is duly registered or qualified as a foreign limited liability company for the transaction of business under the laws of each jurisdiction listed opposite its name on Annex 1, such jurisdictions being the only jurisdictions in which the ownership or lease of property or the character of business conducted by it makes such registration or qualification necessary, except where the failure to so register or qualify would not (i) have a Material Adverse Effect or (ii) subject the limited partners of the Partnership to any material liability or disability.

(m) Ownership of the General Partner. Kelcy L. Warren beneficially owns approximately 81.2% and Ray C. Davis beneficially owns approximately 18.8% of the issued and outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the Second Amended and Restated Limited Liability Company Agreement of LE GP, LLC, dated as of October 19, 2018 (as amended, the “General Partner LLC Agreement”), and are fully paid (to the extent required by the General Partner LLC Agreement) and non-assessable (except as such non-assessability may be limited by Sections 18-607 and 18-804 of the Delaware LLC Act).

(n) Ownership of the General Partner Interest. The General Partner is the sole general partner of the Partnership and owns a 0.1% economic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of February 8, 2006, as amended by Amendment No. 1 thereto, effective as of November 1, 2006, as further amended by Amendment No. 2 thereto, effective as of November 9, 2007, as further amended by Amendment No. 3 thereto, effective as of May 26, 2010, as further amended by Amendment No. 4 thereto, effective as of December 23, 2013, as further amended by Amendment No. 5 thereto, effective as of March 8, 2016, as further amended by Amendment No. 6 thereto, effective as of October 19, 2018, as further amended by Amendment No. 7 thereto, effective as of August 6, 2019, as further amended by Amendment No. 8 thereto, effective as of April 1, 2021, as further amended by Amendment No. 9 thereto, effective as of June 15, 2021 (as so amended, the “Partnership Agreement”) and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges or claims (collectively, “Liens”), except restrictions on transferability set forth in the Partnership Agreement.

(o) Ownership of Outstanding Common Units and other Equity Securities. As of the date hereof, the limited partners of the Partnership own (i) 3,081,577,236 Common Units (subject to such adjustments for rounding up as contemplated in Section 2.1(h) of the Agreement and Plan of Merger by and among the Partnership, Elk Merger Sub LLC, Elk GP Merger Sub LLC, Enable Midstream Partners, LP, Enable GP, LLC and, solely for purposes of Section 2.1(a)(i) thereto, the General Partner, and solely for purposes of Section 1.1(b)(i) thereto, Centerpoint Energy, Inc.), (ii) 762,711,749 Class A Units, (iii) 675,625,000 Class B Units, (iv) 950,000 Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series A Preferred Units”), (v) 550,000 Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units

(“Series B Preferred Units”), (vi) 18,000,000 Series C Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series C Preferred Units”), (vii) 17,800,000 Series D Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series D Preferred Units”), (viii) 32,000,000 Series E Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (“Series E Preferred Units”), (ix) 500,000 Series F Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (“Series F Preferred Units”), (x) 1,484,780 Series G Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (“Series G Preferred Units”) and (xi) 900,000 Series H Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Units (“Series H Preferred Units”), collectively representing a 100% limited partner interest in the Partnership. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable as such non-assessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(p) Ownership of Sunoco LP. As of the date hereof, the Partnership owns (i) 28,463,967 common units representing limited partner interests in Sunoco LP, a Delaware limited partnership (“Sunoco”), (ii) 100% of the incentive distribution rights of Sunoco (“IDRs”), and (iii) a non-economic general partner interest in Sunoco. All of such units, IDRs and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement of Sunoco and are fully paid (to the extent required under the Partnership Agreement of Sunoco) and non-assessable as such non-assessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(q) Ownership of USA Compression Partners, LP. As of the date hereof, the Partnership owns (i) 46,056,228 common units representing limited partner interests in USA Compression Partners LP, a Delaware limited partnership (“USAC”) and (ii) a non-economic general partner interest in USAC. All of such units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement of USAC and are fully paid (to the extent required under the Partnership Agreement of USAC) and non-assessable as such non-assessability may be limited by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act.

(r) Valid Issuance of Offered Units. The Offered Units and the limited partner interests represented thereby to be sold by the Selling Unitholder to the Underwriters pursuant to this Agreement, when delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); the Offered Units when delivered against payment therefor in accordance with the terms of this Agreement, will conform to the descriptions thereof contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s) Material Subsidiaries. Attached hereto as Annex 2 is a listing of each direct or indirect Subsidiary of the Partnership that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X as of the date of the Partnership’s latest historical financial statements (audited or unaudited) incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus (collectively, the “Material Subsidiaries”).

(t) No Preemptive Rights, Options or Other Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or for any such rights which have been effectively complied with or waived, (i) no person has the right, contractual or otherwise, to cause the Partnership to issue or register any equity interests in the Partnership or any other Partnership Entity, (ii) there are no statutory or contractual preemptive rights, resale rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon voting or transfer of, any partnership or membership interests in the Partnership Entities, and (iii) other than the Underwriters, no person has the right to act as an underwriter, or as a financial advisor to the Partnership, in connection with the offer and sale of the Offered Units, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or the effectiveness of the Registration Statement or the offering or sale of the Offered Units as contemplated thereby or otherwise; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding options or warrants to purchase any Common Units, Series A Preferred Units, Series B Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units or other interests in the Partnership.

(u) Authority. The Partnership has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and at the applicable Delivery Date, all partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or any of their securityholders, partners or members for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been validly taken.

(v) Authorization of the Agreement. This Agreement has been duly authorized and validly executed and delivered by the Partnership.

(w) Authorization and Enforceability of Other Agreements.

(i) The General Partner LLC Agreement has been duly authorized, executed and delivered by each of, and is a valid and legally binding agreement of each of General Partner, Kelcy L. Warren and Ray C. Davis, enforceable against each of the General Partner, Kelcy L. Warren and Ray C. Davis, in accordance with its terms; and

(ii) The Partnership Agreement has been, and at the applicable Delivery Date the Partnership Agreement will be, duly authorized, executed and delivered by the General Partner, and the Partnership Agreement is, and at the applicable Delivery Date the Partnership Agreement will be, a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms;

provided that, with respect to each agreement described in Sections 1(i)(w)(i) and (ii) above, the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and provided, further, that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by federal or state securities laws and public policy.

(x) No Violations. None of the execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a breach or violation of any provision of the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company or operating agreement or any other organizational or governing documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Partnership or any of the Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, ruling, decree or injunction of any court or governmental agency or body having jurisdiction over the Partnership or any direct or indirect subsidiary of the Partnership (collectively, the “Subsidiaries”) or any of their assets or properties or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities or any of the Subsidiaries, except with respect to clauses (ii), (iii) or (iv) as would not have a Material Adverse Effect or adversely affect the transactions contemplated by this Agreement.

(y) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of the Subsidiaries or any of their respective properties or assets (each a “Consent”) is required in connection with the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated hereby, except for such Consents (i) required under the Securities Act, the Exchange Act, and state securities or Blue Sky laws in connection with the purchase and sale of the Offered Units by the Underwriters, (ii) that have been, or prior to the applicable Delivery Date will be, obtained and (iii) that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.

(z) No Registration Rights. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between any of the Partnership Entities and any person granting such person the right to require the Partnership to file a registration statement under the Securities Act with respect to any securities of any of the Partnership Entities owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by any of the Partnership Entities under the Securities Act.

(aa) Other Sales. The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(bb) No Material Adverse Change. Neither the Partnership nor any Subsidiary has sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and, since such date, there has not been any (i) material change in the capitalization or in the long-term debt of the General Partner or the capitalization or consolidated long-term debt of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth in the Pricing Disclosure Package or (ii) material adverse change, or any development involving, or which may reasonably be expected to involve, a prospective material adverse change, in or affecting the general affairs, management, condition (financial or other), securityholders’ equity, assets, properties, capitalization, results of operations or business of the Partnership and the Subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Disclosure Package.

(cc) Capitalization and Financial Statements. At September 30, 2021, the Partnership had, on the consolidated basis indicated in the Pricing Disclosure Package (and any amendment or supplement thereto), a capitalization as set forth therein. The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and the Exchange Act and present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby on the basis stated therein at the respective dates and for the respective periods to which they apply, and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. As to any pro forma financial information to be included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the assumptions used in preparing such pro forma financial statements provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Registration Statement comply as to form in all material respects with the applicable accounting requirements under Regulation S-X and Regulation G. There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Registration Statement or the Prospectus that are not so included or incorporated by reference as required. The interactive data in eXtensible Business Reporting Language (“XBRL”) included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and was prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(dd) Independent Registered Public Accounting Firm. Each of (i) Grant Thornton LLP (“Grant Thornton”), who has certified certain financial statements of the Partnership and its Subsidiaries, whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto) and who will deliver the initial letter referred to in Section 7(i) hereof upon execution and delivery of this Agreement, and (ii) Deloitte & Touche LLP (“Deloitte”), who has certified certain financial statements of Enable Midstream Partners, LP and its subsidiaries (collectively, “Enable”), whose reports are included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amended or supplement thereto) and who will deliver the initial comfort letter referred to in Section 7(i) hereof upon execution and delivery of this Agreement, is and has been, during the periods covered by the financial statements on which it reported contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus (and any amendment or supplement thereto), an independent registered public accounting firm with respect to the Partnership and its Subsidiaries or Enable, as applicable, as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(ee) Title to Properties. The Partnership and each of the Subsidiaries have good and indefeasible title to all real property and good title to all personal property described in the Pricing Disclosure Package and the Prospectus as being owned by each of them, in each case, free and clear of all Liens and other defects, except (i) as described and qualified in the Pricing Disclosure Package and the Prospectus or (ii) such as do not materially affect the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Pricing Disclosure Package and the Prospectus; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Pricing Disclosure Package and the Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Pricing Disclosure Package and the Prospectus.

(ff) Permits. The Partnership and each of the Subsidiaries have, and at the applicable Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (collectively, “Permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Pricing Disclosure Package and the Prospectus and except for such Permits that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; the Partnership and each of the Subsidiaries have, and at the applicable Delivery Date will have, fulfilled and performed all its material obligations with respect to such Permits in the manner described, and subject to the limitations contained in the Pricing Disclosure Package and the Prospectus and no event has occurred that would prevent the Permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such Permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect.

(gg) Insurance. The Partnership and each of the Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for businesses engaged in similar businesses in similar industries, and none of the Partnership Entities has received notice of cancellation or non-renewal of such insurance or notice that substantial capital improvements or other expenditures will have to be made in order to continue such insurance. All such policies of insurance are outstanding and in full force and effect on the date hereof and will be outstanding and in full force and effect on the applicable Delivery Date; and the Partnership and each of the Subsidiaries are in compliance with the terms of such policies in all material respects.

(hh) Intellectual Property. The Partnership and each of the Subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, and neither the Partnership nor, to the knowledge of the Partnership, any Subsidiary, has reason to believe that the conduct of their respective businesses will conflict with any such rights of others or are aware of any claim or any challenge by any other person to the rights of the Partnership or any of the Subsidiaries with respect to the foregoing.

(ii) Adequate Disclosure and Descriptions. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements (i) set forth or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Description of Common Units,” “Distribution Policy” and “Material U.S. Federal Income Tax Consequences,” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, under the captions “Business—Regulation of Interstate Natural Gas Pipelines,” “Business—Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business— Regulation of Sales of Natural Gas and NGLs,” “Business—Regulation of Gathering Pipelines,” “Business—Regulation of Interstate Crude Oil, NGL and Products Pipelines,” “Business— Regulation of Intrastate Crude Oil, NGL and Products Pipelines,” and “Business—Regulation of Pipeline Safety” in each case, as such matters have been updated by any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize agreements, documents or proceedings discussed therein, are accurate in all material respects.

(jj) Related Party Transactions. No relationship, direct or indirect, exists between or among (i) any of the Partnership and the Subsidiaries, on the one hand, and (ii) the securityholders, customers, suppliers, directors or officers of the General Partner or any of its affiliates, on the other hand, which is required to be described in the Pricing Disclosure Package or the Prospectus and is not so described; there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Partnership or the Subsidiaries to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and neither the Partnership nor any Subsidiary has, in violation of the Sarbanes-Oxley Act of 2002, directly or indirectly, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of any Partnership Entity.

(kk) No Labor Dispute. No labor disturbance by the employees of the Partnership or any Subsidiary (and to the extent they perform services on behalf of the Partnership or any Subsidiary, employees of the General Partner or any affiliate of the General Partner), exists or, to the knowledge of the Partnership, is imminent or threatened, that is reasonably likely to have a Material Adverse Effect.

(ll) Employee Benefit Matters. There has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary, that is reasonably likely to have a Material Adverse Effect.

(mm) Tax Returns. The Partnership and each of the Subsidiaries have filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which such returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns, other than those (i) that, if not paid, would not have a Material Adverse Effect or (ii) that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP. No tax deficiency has been determined adversely to the Partnership or any of the Subsidiaries which has had (nor does the Partnership have any knowledge of any tax deficiency which, if determined adversely to the Partnership or any of the Subsidiaries, might have) a Material Adverse Effect.

(nn) No Changes. Since the date as of which information is given in the Preliminary Prospectus through the date of this Agreement, and except as may otherwise be disclosed in the Preliminary Prospectus, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any of the Partnership Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the Partnership Entities or (v) any dividend or distribution of any kind declared, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement), paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.

(oo) Books and Records. The Partnership (i) makes and keeps books, records and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Partnership and (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the Partnership’s consolidated assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(pp) No Default. None of the Partnership Entities nor any of the Material Subsidiaries is in violation of its certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement or any other organizational or governing documents. None of the Partnership Entities nor any of the Subsidiaries is: (i) in breach or default in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default, in the performance or observance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or any agreement, indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject; or (ii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any Permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (i) and (ii) as would not, if continued, have a Material Adverse Effect, or would not materially impair the ability of the Partnership to perform its obligations under this Agreement. To the knowledge of the Partnership, no third party to any indenture, mortgage, deed of trust, loan agreement, guarantee, lease or other agreement or instrument to which any of the Partnership Entities or any of the Subsidiaries is a party or by which any of them are bound or to which any of their properties are subject, is in default under any such agreement, which breach, default or violation would, if continued, have a Material Adverse Effect.

(qq) Environmental Compliance. Except as described in the Pricing Disclosure Package and the Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable federal, state and local laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legally enforceable requirements relating to the protection of human health and safety, the environment or natural resources or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received or timely applied for and, as necessary and applicable, maintained all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits, (iv) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending event or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants and (v) have not been named as a “potentially responsibly party” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any other analogous state Superfund statute, except where such noncompliance with Environmental Laws, failure to receive and maintain required permits, failure to comply with the terms and conditions of such permits, liability in connection with such releases or naming as a potentially responsible party under CERCLA would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in CERCLA,

(B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law. Except as described in the Pricing Disclosure Package and the Prospectus, (1) neither the Partnership nor any of the Subsidiaries is a party to a proceeding under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it believes no monetary penalties of $300,000 or more ultimately will be imposed against it and (2) neither the Partnership nor any of the Subsidiaries anticipate material capital expenditures relating to Environmental Laws.

(rr) Investment Company. Neither the Partnership nor any Subsidiary is, and as of the applicable Delivery Date an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(ss) No Legal Actions or Violations. Except as described in the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit, claim, investigation or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened or contemplated, to which the Partnership Entities, any Subsidiary or any of the General Partner’s officers and directors is or would be a party or to which any of their respective properties is or would be subject at law or in equity and (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that, to the knowledge of the Partnership, has been proposed by any governmental agency, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and sale of the Offered Units or (C) in any manner draw into question the validity of this Agreement or the transactions contemplated hereby.

(tt) Statistical Data. The statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources which the Partnership believes to be reliable and accurate in all material respects.

(uu) Disclosure Controls and Procedures. The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Partnership, including its consolidated subsidiaries, is made known to the General Partner’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of the date of the most recent audited financial statements and (iii) are effective in all material respects to perform the functions for which they were established.

(vv) Internal Control Over Financial Reporting. Since the date of the most recent audited balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by Grant Thornton LLP and the audit committee of the board of directors of the General Partner (“Audit Committee”), (i) the Partnership’s auditors and the Audit Committee have been advised of (A) all significant deficiencies in the design or operation of internal control over financial reporting that could adversely affect the ability of the Partnership and each of its subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal control over financial reporting and (B) all fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Partnership and each of its subsidiaries, and (ii) there have been no changes in internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses, that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership and its consolidated subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that interactive data in XBRL included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ww) No Distribution of Offering Materials. None of the Partnership Entities or, to the knowledge of the Partnership, any of their affiliates has distributed nor, prior to the later to occur of the applicable Delivery Date and completion of the distribution of the Offered Units, will they distribute any offering material in connection with the offering and sale of the Offered Units other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i)(j) or 5(a)(vi) and any Issuer Free Writing Prospectus set forth on Schedule 2 hereto.

(xx) Compliance with Sarbanes-Oxley. The Partnership is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(yy) Forward-Looking Statements. Each “forward-looking statement” (within the coverage of Rule 175(b) of the Securities Act) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(zz) No Unlawful Payments. None of the Partnership Entities or its affiliates or any of the Subsidiaries, nor to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities or any of the Subsidiaries or any agent, representative or other person associated with or acting on behalf of any of the Partnership Entities or any of the Subsidiaries has (i) used any funds for any unlawful contribution, gifts or anything else of value, entertainment or other unlawful expense, directly or indirectly, relating to political activity or in order to influence official action; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and the Subsidiaries have instituted and maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(aaa) Compliance with Money Laundering Laws. The operations of the Partnership Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where any of the Partnership Entities or any of the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any of the Partnership Entities or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the General Partner and the Partnership, threatened.

(bbb) No Conflicts with Sanctions Laws. None of the Partnership Entities nor to the knowledge of the Partnership, any director, officer or employee of any of the Partnership Entities, nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently, or is owned or controlled by one or more persons that are, (i) the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Venezuela (each, a “Sanctioned Country”). For the past five years, none of the General Partner, the Partnership or the Subsidiaries has knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ccc) Stabilization. None of the Partnership Entities nor any of their respective Affiliates (as such term is defined in Rule 405 promulgated under the Securities Act) has taken and none will take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(ddd) No Restrictions on Distributions. Except as described in the Pricing Disclosure Package and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Partnership, from making any other distribution on such Subsidiary’s equity, from repaying to the General Partner or the Partnership any loans or advances to such entity from the General Partner or the Partnership or from transferring any of such entity’s property or assets to the Partnership or any other Subsidiary.

(eee) Cybersecurity. (i) To the knowledge of the Partnership Entities, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Partnership or any of its Subsidiary’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Partnership or any of its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”); (ii) none of the Partnership or any of its Subsidiaries has been notified of, and to the knowledge of the Partnership Entities, there has been no event or condition that would be reasonably expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to any of the Partnership’s or any of its Subsidiary’s respective IT Systems and Data; (iii) each of the Partnership and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their respective IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards; and (iv) the Partnership and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

(fff) Regulation M. The Common Units have an Average Daily Trading Volume of at least $1.0 million (as provided in Regulation M under the Exchange Act (“Regulation M”)) and a public float of at least $150.0 million (as defined in Regulation M).

Each certificate signed by any officer of the General Partner and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Partnership to the Underwriters as to the matters covered thereby.

(ii) The Selling Unitholder represents and warrants to, and agrees with, each Underwriter that:

(a) Formation and Due Qualification. The Selling Unitholder has been duly formed and is validly existing and in good standing under the laws of the State of Delaware.

(b) Authorization of the Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Unitholder.

(c) No Violations. None of the offering and sale by the Selling Unitholder of the Offered Units, the execution, delivery and performance of this Agreement by the Selling Unitholder or the consummation of the transactions contemplated hereby (i) conflicts or will conflict with or constitutes or will constitute a violation of any of the organizational documents of the Selling Unitholder, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Selling Unitholder is a party or by which it or any of its properties may be bound, or (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or arbitrator or governmental agency or body directed to the Selling Unitholder, except, in the case of clauses (ii) and (iii) above, which violation, breach or default would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Selling Unitholder to consummate the transactions contemplated by this Agreement.

(d) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over the Selling Unitholder is required in connection with the offering and sale by the Selling Unitholder of the Offered Units, the execution, delivery and performance of this Agreement by the Selling Unitholder or the consummation by the Selling Unitholder of the transactions contemplated by this Agreement, except (i) for such consents required under the Securities Act, the Exchange Act and state securities or “Blue Sky” laws, (ii) for such consents that have been, or prior to the Initial Delivery Date (as defined below) will be, obtained, (iii) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (iv) any such consent as would not affect the validity of the Offered Units to be sold by such Selling Unitholder or reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the transactions contemplated by this Agreement.

(e) Ownership of Offered Units. The Selling Unitholder has, and on the applicable Delivery Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-102 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Offered Units to be sold by the Selling Unitholder free and clear of all security interests, claims, liens or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Offered Units to be sold by the Selling Unitholder or a security entitlement in respect of such Offered Units.

(f) Delivery of Offered Units. Upon payment for the Offered Units to be sold by the Selling Unitholder pursuant to this Agreement, delivery of such Offered Units, as directed by the Representatives to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Offered Units in the name of Cede or such other nominee and the crediting of such Offered Units on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor the Underwriters have notice of any adverse claim (within the meaning of Section 8-105 of the UCC to such Offered Units)), (A) the Underwriters will acquire a valid “security entitlement”, within the meaning of Section 8-102 of the UCC, in respect of such Offered Units and (B) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Offered Units may be asserted against the Underwriters with respect to such security entitlement.

(g) Disclosure. (i) The Registration Statement, at its most recent Effective Date, and the Prospectus, as of its date and on the applicable Delivery Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading; and (ii) the Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties of the Selling Unitholder set forth in this Section 1(ii)(g) are made only as to information furnished in writing by the Selling Unitholder to the Partnership specifically for inclusion in the Registration Statement, the Base Prospectus, the Pricing Disclosure Package and the Prospectus or any amendment or supplement thereto, which information is limited to (A) the legal name, address and the number of Offered Units owned by the Selling Unitholder and (B) the other information with respect to the Selling Unitholder which appear in the table (and corresponding footnotes) in the Preliminary Prospectus and the Prospectus under the caption “Selling Unitholder” (the “Selling Unitholder Information”).

(h) Market Stabilization. The Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(i) Absence of Rights of First Refusal. The Offered Units to be sold by the Selling Unitholder under this Agreement are not subject to any option, warrant, put, call, right of first refusal or other right to purchase or otherwise acquire any such Offered Units other than pursuant to this Agreement.

(j) Free Writing Prospectus. Neither the Selling Unitholder nor any person acting on its behalf (other than, if applicable, the Partnership and the Underwriters) has used or referred to or will use or refer to any “free writing prospectus” (as defined in Rule 405 under the Act) in connection with the offering contemplated by this Agreement and, without limitation to the foregoing, the Selling Unitholder has not made and will not make any offer relating to the Offered Units that constituted or would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Act) or a “free writing prospectus” (as defined in Rule 405 under the Act), whether or not required to be filed with the Commission.

(k) Not Prompted to Sell. The Selling Unitholder is not prompted by any information concerning the Partnership or its Subsidiaries which is not set forth in the Registration Statement or the Pricing Disclosure Package to sell the Offered Units pursuant to this Agreement.

(l) No Unlawful Payments; No Conflicts with Sanctions Laws. Neither the Selling Unitholder nor any of its subsidiaries nor, to the knowledge of the Selling Unitholder, any director, officer, agent, employee or affiliate of the Selling Unitholder or any of its subsidiaries is currently subject to any sanctions administered by OFAC; and the Selling Unitholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(m) Compliance with Money Laundering Laws. The operations of the Selling Unitholder and its subsidiaries are and have been conducted at all times in compliance with Anti-Money Laundering Laws applicable in jurisdictions in which the Selling Unitholder and its affiliates conduct business and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Unitholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Selling Unitholder, threatened.

Each certificate signed by any authorized representative of the Selling Unitholder and delivered to the Underwriters or counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Selling Unitholder to the Underwriters as to the matters covered thereby.

Section 2. Purchase of the Offered Units by the Underwriters from the Selling Unitholder.

On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Unitholder agrees to sell 86,956,522 Firm Units to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units from the Selling Unitholder set forth opposite that Underwriter’s name in Schedule 1 hereto.

In addition, on the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Selling Unitholder grants to the Underwriters an option, severally and not jointly, to purchase up to 13,043,478 Additional Units. If such option is exercised as to all or any portion of the Additional Units, then the Selling Unitholder will sell to the Underwriters the number of Additional Units then being purchased and each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units that bears the same proportion to the total number Additional Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The respective purchase obligations of the Underwriters with respect to the Offered Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

The price of the Offered Units purchased by the Underwriters shall be $7.4492 per Offered Unit.

The Selling Unitholder shall not be obligated to deliver any of the Offered Units to be delivered on the applicable Delivery Date, except upon payment for all the Offered Units to be purchased on such Delivery Date as provided herein.

Section 3. Offering of Offered Units by the Underwriters.

Upon authorization by the Representatives of the release of the Offered Units, the several Underwriters propose to offer the Offered Units for sale upon the terms and conditions to be set forth in the Prospectus.

Section 4. Delivery of and Payment for the Offered Units.

Delivery of and payment for the Firm Units shall be made at the offices of Hunton Andrews Kurth LLP, 600 Travis Street, Suite 4200, Houston, Texas 77002, beginning at 8:30 a.m., Houston,

Texas time, on December 10, 2021 or at such other date or place as shall be determined by agreement among the Representatives, the Selling Unitholder and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives of the respective aggregate purchase price of the Offered Units being then sold by the Selling Unitholder to or upon the order of the Selling Unitholder by wire transfer in immediately available funds to the account specified by the Selling Unitholder. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Selling Unitholder shall deliver the Offered Units through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Selling Unitholder and the Partnership by the Representatives. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, the names in which the Additional Units are to be registered, the denominations in which the Additional Units are to be delivered and the date and time, as determined by the Representatives, when the Additional Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the Additional Units are delivered are sometimes referred to as an “Additional Units Delivery Date,” and the Initial Delivery Date and any Additional Units Delivery Date are sometimes each referred to as a “Delivery Date.”

Section 5. Further Agreements of the Partnership, the Selling Unitholder and each Underwriter.

(a) The Partnership covenants and agrees with each Underwriter:

(i) Preparation of Prospectus and Registration Statement. (A) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430B of the Rules and Regulations; (B) to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the applicable Delivery Date except as permitted herein; (C) to advise the Representatives and the Selling Unitholder, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; (D) to file promptly all reports and other documents required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units; (E) to advise the Representatives and the Selling Unitholder, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of, the

Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or pursuant to Section 8A of the Securities Act, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; (F) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal; and (G) to pay any fees required by the Commission relating to the Offered Units within the time required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(ii) Conformed Copies of Registration Statement. At the request of the Representatives, to furnish promptly to each of the Underwriters and to counsel to the Underwriters a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(iii) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) other than documents available via the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”), any document incorporated by reference in the Preliminary Prospectus or the Prospectus (excluding exhibits thereto); and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Units or any other securities relating thereto (or in lieu thereof, the notice referred to in Rule 173(a)) and if at such time any events shall have occurred as a result of which the Pricing Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Representatives and, upon their request, to file such document required to be filed under the Securities Act or the Exchange Act and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Registration Statement or amended or supplemented Pricing Disclosure Package or the Prospectus that will correct such statement or omission or effect such compliance.

(iv) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus that may, in the reasonable judgment of the Partnership or the Representatives, be required by the Securities Act or the Exchange Act or requested by the Commission.

(v) Copies of Amendments or Supplements. Prior to filing with the Commission any amendment to the Registration Statement or amendment or supplement to the Pricing Disclosure Package or the Prospectus, any document incorporated by reference in the Pricing Disclosure Package or the Prospectus, any amendment to any document incorporated by reference in the Pricing Disclosure Package or the Prospectus or any prospectus pursuant to Rule 424(b) of the Rules and Regulations, to furnish a copy thereof to the Representatives and to counsel to the Underwriters upon the Representatives’ request and not to file any such document to which the Representatives shall reasonably object promptly after having been given reasonable notice of the proposed filing thereof and a reasonable opportunity to comment thereon unless, in the judgment of counsel to the Partnership, such filing is required by law.

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.

(vii) Retention of Issuer Free Writing Prospectus. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Representatives as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(viii) Reports to Securityholders. As soon as practicable after the Effective Date, to make generally available via EDGAR, to the Partnership’s securityholders and the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(ix) Copies of Reports. For a period of two years following the Effective Date, to furnish, or to make available via EDGAR, to the Representatives copies of all materials furnished by the Partnership to its securityholders and all reports and financial statements furnished by the Partnership to the principal national securities exchange or automated quotation system upon which the Offered Units may be listed pursuant to requirements of or agreements with such exchange or system or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder.

(x) Blue Sky Registration. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Units for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith no Partnership Entity shall be required to (A) qualify as a foreign limited partnership or limited liability company in any jurisdiction where it would not otherwise be required to qualify or (B) to file a general consent to service of process in any jurisdiction.

(xi) Lock-up Period. For a period commencing on the date hereof and ending on the 60th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Offered Units or securities convertible into or exchangeable for Offered Units or any securities that are substantially similar to the Offered Units, or sell grant options, rights, or warrants with respect to any Offered Units or securities convertible or exchangeable for Offered Units or any securities that are substantially similar to the Offered Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Offered Units or securities convertible into or exchangeable for Offered Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units, Offered Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, to register any Offered Units or securities convertible, exercisable or exchangeable into Offered Units or other substantially similar securities of the Partnership, or (4) publicly disclose the intention to do any of the foregoing, in each case, without the prior written consent of each of the Representatives, and to cause each officer, director and unitholder of the Partnership set forth on Schedule 3 hereto to furnish to the Underwriters, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit E hereto (the “Lock-Up Agreements”). Notwithstanding the above, the Partnership shall not require consent from the Representatives with respect to clauses (1) through (4) above (a) to issue Common Units pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, (b) to issue grants of employee stock options or other compensatory awards of Common Units, awards settled in Common Units or awards the value of which is based in whole or in part on the value of the Common Units pursuant to the terms of the Partnership’s Long Term Incentive Plan (the “LTIP”), (c) to issue Common Units pursuant to the exercise of employee stock options or the vesting or settlement of any other award granted pursuant to the LTIP, (d) to issue Common Units pursuant to the Partnership’s dividend reinvestment plan, (e) to file any registration statement with respect to the registration of Common Units to be resold by unitholders of the Partnership as required by that certain registration rights agreement dated as of December 2, 2021, including any amendments, supplements and exhibits thereto, (f) to establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that (I) such plan does not provide for the transfer of Common Units during the Lock-Up Period and (II) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Partnership regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of its Common Units may be made under such plan during the Lock-Up Period and (g) to publicly disclose any transaction that involves any of the actions permitted by the foregoing clauses (a) through (f).

(xii) DTC. To use its commercially reasonable efforts to cause the Offered Units to be eligible for clearance, settlement and trading through the facilities of DTC.

(xiii) Investment Company. To take such steps as shall be necessary to ensure that none of the Partnership Entities shall become an “investment company” as defined in the Investment Company Act.

(xiv) No Stabilization or Manipulation. To not directly or indirectly take any action designed to or which constitutes or which might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(b) The Selling Unitholder covenants and agrees with each Underwriter:

(i) Tax Form. To deliver to the Underwriters (or their respective agents), prior to or at the Initial Delivery Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 (or its equivalent) or an IRS Form W-8 (or its equivalent), as appropriate, together with all required attachments to such form;

(ii) Lock-Up Agreement. To deliver to the Underwriters, prior to or at the Initial Delivery Date, a Lock-Up Agreement, executed by the Selling Unitholder, substantially in the form of Exhibit E hereto;

(iii) Market Stabilization. Not to take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Common Units in violation of any law, rule or regulation; and

(iv) Free Writing Prospectus. To advise the Representatives promptly, and if requested by the Representatives, to confirm such advice in writing, so long as delivery of a prospectus relating to the Offered Units by an underwriter or dealer may be required under the Securities Act, of any change in any information relating to the Selling Unitholder which comes to the attention of the Selling Unitholder.

(c) Each Underwriter severally and not jointly agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433 of the Rules and Regulations) in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations but excluding any Issuer Free Writing Prospectus, including any road show constituting a free writing prospectus under

Rule 433 of the Rules and Regulations in connection with the offer and sale of the Offered Units) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) ”issuer information,” as used in this Section 5(c), shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

Section 6. Expenses.

The Partnership covenants and agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection; (b) the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto, the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto or any document incorporated by reference therein, all as provided in this Agreement; (d) the production and distribution of this Agreement, any supplemental agreement among Underwriters and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (e) the filing fees incident to securing any required review by the Financial Industry Regulatory Authority, Inc. of the terms of sale of the Offered Units; (f) any costs and expenses incident to any listing of the Offered Units on the New York Stock Exchange and/or any other exchange, if applicable; (g) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 5(a)(x) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) the printing of certificates representing the Offered Units and of any transfer agent or registrar; (i) the investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Offered Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the representatives and officers of the Partnership Entities and any such consultants and the cost of any aircraft chartered in connection with the road show; and (j) all other costs and expenses incident to the performance of the obligations of the Partnership under this Agreement; provided that, except as provided in this Section 6 and in Section 8 and Section 11 hereof, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Offered Units which they may sell and the expenses of advertising any offering of the Offered Units made by the Underwriters.

Section 7. Conditions of Underwriters’ Obligations.

The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Partnership and the Selling Unitholder contained herein, to the performance by the Partnership and the Selling Unitholder of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a)(i); the Partnership shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been disclosed to the Representatives and complied with to the Representatives’ reasonable satisfaction; and the Commission shall not have notified the Partnership or the General Partner of any objection to the use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to the applicable Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the reasonable opinion of counsel to the Underwriters, is material or omits to state a fact which, in the reasonable opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein (with respect to the Prospectus and the Pricing Disclosure Package, in the light of the circumstances under which they were made) not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Partnership Entities and the Selling Unitholder shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Latham & Watkins LLP shall have furnished to the Representatives their written opinion, negative assurance letter and tax opinion as counsel to the Partnership, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters, substantially in the forms attached hereto as Exhibits A-1, A-2 and A-3.

(e) The General Counsel or Associate General Counsel of the General Partner shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit B.

(f) The Representatives shall have received from Hunton Andrews Kurth LLP, counsel to the Underwriters, such opinion or opinions, dated the applicable Delivery Date, with respect to the issuance and sale of the Offered Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Representatives shall have received from Potter Anderson & Corroon LLP, special Delaware counsel to the Partnership, such opinion or opinions, addressed to the Underwriters and dated the applicable Delivery Date, in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit C.

(h) The Representatives shall have received from Baker Botts L.L.P., counsel to the Selling Unitholder, such letter, addressed to the Underwriters and dated the applicable Delivery Date, in the form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters, substantially in the form attached hereto as Exhibit D.

(i) At the time of execution of this Agreement, the Representatives shall have received from each of Grant Thornton and Deloitte a letter, in form and substance satisfactory to the Representatives, addressed to the Representatives, on behalf of the Underwriters, and dated the date hereof (i) confirming that Grant Thornton or Deloitte, as applicable, is an independent registered public accounting firm with respect to the Partnership or Enable, as applicable, within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Preliminary Prospectus, as of a date not more than two (2) business days prior to the date hereof), the conclusions and findings of Grant Thornton or Deloitte, as applicable, with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(j) With respect to the letters of Grant Thornton and Deloitte referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letters”), the Representatives shall have received from each of Grant Thornton and Deloitte a letter (the “bring-down letters”) addressed to the Representatives, on behalf of the Underwriters, and dated the applicable Delivery Date (i) confirming that they are an independent registered public accounting firm with respect to the Partnership or Enable, as applicable, within the meaning of the Securities Act and the applicable Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of such bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two (2) business days prior to the date of such bring-down letter), the conclusions and findings of Grant Thornton or Deloitte with respect to the financial information and other matters covered by the applicable initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the applicable initial letter.

(k) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated the applicable Delivery Date and addressed to the Underwriters, signed on behalf of the General Partner by the chief executive officer and the chief financial officer of the General Partner, stating, in each case with respect to the entities covered by the certificate, that:

(1) the representations, warranties and agreements of the Partnership contained in this Agreement in Section 1(i) are true and correct on and as of the applicable Delivery Date, and the Partnership has complied with all the agreements contained in this Agreement and satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the applicable Delivery Date;

(2) the Prospectus has been timely filed with the Commission in accordance with Section 5(a)(i) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued; and no proceedings for that purpose have been instituted or, to the knowledge of such officers, threatened by the Commission; all requests of the Commission, if any, for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(3) they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and, in their opinion, (A) (i) the Registration Statement, including the documents incorporated by reference therein, as of the most recent Effective Date, (ii) the Prospectus, including the documents incorporated by reference therein, as of its date and on the applicable Delivery Date, and (iii) the Pricing Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and (B) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(l) On each Delivery Date, there shall have been furnished to the Representatives a certificate, dated the applicable Delivery Date and addressed to the Underwriters, signed on behalf of the Selling Unitholder by the president and a vice president of the Selling Unitholder, stating, in each case with respect to the entities covered by the certificate, that the representations, warranties and agreements of the Selling Unitholder in Section 1(ii) are true and correct on and as of such Delivery Date, and the Selling Unitholder has complied with all of its agreements contained herein and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date.

(m) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (i) any material loss or interference with its business from fire, explosion, flood, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package, or shall have become a party to or the subject of any litigation, court or governmental action, investigation, order or decree that is materially adverse to the Partnership Entities, taken as whole, or (ii) any change or decrease specified in the letter referred to in paragraph (i) or (j) of this Section 7, or any change, or any development involving a prospective material adverse change, in or affecting the general affairs, operations, properties, business, prospects, capitalization, management, condition (financial or otherwise), securityholders’ equity or results of operations or net worth of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units being delivered on the applicable Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package.

(n) Subsequent to the execution and delivery of this Agreement, no downgrading shall have occurred in the rating accorded the debt securities or any preferred equity securities of any of the Partnership Entities that are rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act), and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its ratings of any such debt securities or preferred equity securities.

(o) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the events described in Section 10(i)-(iv) hereof.

(p) The Lock-Up Agreements between the Underwriters and the officers, directors and certain unitholders of the Partnership set forth on Schedule 3 and the Selling Unitholder, delivered to the Underwriters on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(q) The Partnership and the Selling Unitholder shall have each furnished the Representatives such additional documents and certificates as the Representatives or counsel to the Underwriters may reasonably request.

All opinions, letters, documents, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel to the Underwriters.

Section 8. Indemnification and Contribution.

(a) The Partnership shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Offered Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) used or referred to by any Underwriter, or (D) any “road show” (as defined in Rule 433 of the Rules and Regulations) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”) or (E) any Blue Sky Application or other document prepared or executed by the Partnership (or based upon any written information furnished by the Partnership for use therein) specifically for the purpose of qualifying any or all of the Offered Units under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”), or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Partnership shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with written information concerning any Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 8(f) hereof. The foregoing indemnity agreement is in addition to any liability which the Partnership may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(b) The Selling Unitholder shall indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have participated in the distribution of the Offered Units as underwriters, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Offered Units), to which that Underwriter, director, officer, employee, agent, affiliate or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto, (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 of the Rules and

Regulations) used or referred to by any Underwriter, or (D) any Non-Prospectus Road Show or (E) any Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in the light of the circumstances under which they were made) not misleading, and shall reimburse each Underwriter and each such director, officer, employee, agent, affiliate or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee, agent, affiliate or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Selling Unitholder shall only be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus, or in any such amendment or supplement thereto or in any Permitted Issuer Information, any Non-Prospectus Road Show or any Blue Sky Application, in reliance upon and in conformity with the Selling Unitholder Information. In addition, in no event shall the Selling Unitholder be required to provide indemnification pursuant to this Section 8(b) in an amount in excess of the total gross proceeds, after deducting underwriting discounts and commissions but before deducting expenses, to the Selling Unitholder from the sale of the Offered Units by the Selling Unitholder under this Agreement. The foregoing indemnity agreement is in addition to any liability which the Selling Unitholder may otherwise have to any Underwriter or to any director, officer, employee, agent, affiliate or controlling person of that Underwriter.

(c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Partnership, the Selling Unitholder, their respective employees, the officers, directors of the General Partner, and each person, if any, who controls the Partnership or the Selling Unitholder within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Partnership, the Selling Unitholder or any such officer, director, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, or (ii) the omission or alleged omission to state in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show or Blue Sky Application, any material fact required to be stated therein or necessary to make the statements therein (in the case of all of the foregoing, other than the Registration Statement, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 8(f) hereof. The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to the Partnership, the Selling Unitholder, or any such officer, director, employee or controlling person.

(d) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Partnership Entities, the directors and officers of the General Partner who sign the Registration Statement and each person, if any, who controls the Partnership Entities within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Unitholder and all persons, if any, who control the Selling Unitholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Partnership Entities, and such directors, officers and control persons of the General Partner, such firm shall be designated in writing by the Company. No indemnifying party shall (A) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (B) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), Section 8(b) or Section 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership and the Selling Unitholder, on the one hand, and the Underwriters on the other, from the offering of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership and the Selling Unitholder, on the one hand, and the Underwriters on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership and the Selling Unitholder, on the one hand, and the Underwriters on the other, with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Units purchased under this Agreement (before deducting expenses) received by the Selling Unitholder, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership, the Selling Unitholder (such information being limited to the Selling Unitholder Information) or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership, the Selling Unitholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Offered Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

(f) The Underwriters severally confirm and each of the Partnership and the Selling Unitholder acknowledges and agrees that (i) the concession and reallowance figures and (ii) the first sentence of the tenth paragraph and the third sentence of the eleventh paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the Preliminary Prospectus and the Prospectus constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show.

Section 9. Defaulting Underwriters.

(a) If, on the applicable Delivery Date, any Underwriter defaults in its obligations to purchase the Offered Units that it has agreed to purchase under this Agreement, then the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Units by the non-defaulting Underwriters or other persons satisfactory to the Partnership and the Selling Unitholder on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Units, then the Partnership and the Selling Unitholder shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Units on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Partnership and the Selling Unitholder that they have so arranged for the purchase of such Offered Units, or the Partnership and the Selling Unitholder notify the non-defaulting Underwriters that they have so arranged for the purchase of such Offered Units, either the non-defaulting Underwriters, on the one hand, or the Partnership or the Selling Unitholder, on the other hand, may postpone the applicable Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership, counsel for the Selling Unitholder or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Registration Statement, the Prospectus or in any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Offered Units that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Partnership and the Selling Unitholder as provided in Section 9(a), the total number of Offered Units that remains unpurchased does not exceed one-eleventh of the total number of all the Offered Units, then the Partnership and the Selling Unitholder shall have the right to require each non-defaulting Underwriter to purchase the total number of Offered Units that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the total number of Offered Units that such Underwriter agreed to purchase hereunder) of the Offered Units of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the total number of Offered Units that it agreed to purchase on the applicable Delivery Date pursuant to the terms of Section 2.

(c) If, after giving effect to any arrangements for the purchase of the Offered Units of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Partnership as provided in Section 9(a), the total number of Offered Units that remains unpurchased exceeds one-eleventh of the total number of all the Offered Units, or if the Partnership and the Selling Unitholder shall not exercise the right described in Section 9(b), then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the General Partner and the Partnership, except that the General Partner and the Partnership will continue to be liable for the payment of expenses as set forth in Section 6 and Section 11 and except that the provisions of Section 8 shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership, the Selling Unitholder or any non-defaulting Underwriter for damages caused by its default.

Section 10. Termination.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership and the Selling Unitholder prior to delivery of and payment for the Offered Units if, at any time prior to such delivery and payment, (i) trading in any securities of the Partnership shall have been suspended on any exchange or in the over-the-counter market by the Commission or the NYSE, (ii) trading in securities generally on the NYSE, NYSE MKT, the NASDAQ Stock Market or in the over-the-counter market shall have been suspended or limited or minimum prices shall have been established on any such exchange or market by the Commission, by such exchange, or by any other regulatory body or governmental authority, (iii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets in the United States is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Offered Units as contemplated in the Preliminary Prospectus or the Prospectus (exclusive of any amendment or supplement thereto).

Section 11. Reimbursement of Underwriters’ Expenses.

If the Selling Unitholder shall fail to tender the Offered Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Selling Unitholder or the Partnership to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Selling Unitholder or the Partnership is not fulfilled for any reason, then the Selling Unitholder will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and upon demand the Selling Unitholder shall pay the full amount thereof to the Representatives. If the Selling Unitholder is required to make any payments to the Underwriters under this Section 11 because of the Partnership’s refusal, inability or failure to satisfy any condition to the obligation of the Underwriters set forth in Section 7, the Partnership shall reimburse the Selling Unitholder on demand for all amounts so paid. If this Agreement is terminated (i) pursuant to Section 10(ii), (iii) or (iv), or (ii) pursuant to Section 9 by reason of the default of one or more Underwriters, then the Selling Unitholder shall not be obligated to reimburse any Underwriter, in the case of clause (i) of this sentence, or any defaulting Underwriter, in the case of clause (ii) of this sentence, on account of the expenses described in the first sentence of this Section 11.

Section 12. Research Independence.

Each of the Partnership and the Selling Unitholder acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Partnership, the Selling Unitholder and/or the offering that differ from the views of their respective investment banking divisions. Each of the Partnership and the Selling Unitholder hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership or the Selling Unitholder may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership or the Selling Unitholder by such Underwriters’ investment banking divisions. Each of the Partnership and the Selling Unitholder acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

Section 13. No Fiduciary Duty.

The Partnership and the Selling Unitholder hereby acknowledge that (a) the purchase and sale of the Offered Units pursuant to this Agreement, including without limitation the determination of the public offering price of the Offered Units and any interaction that the Underwriters have with the Partnership Entities, the Selling Unitholder and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Partnership and the Selling Unitholder, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership or the Selling Unitholder and, with respect to any natural person Selling Unitholder, the interactions engaged in with respect to this Agreement or the transactions contemplated hereby between the Underwriters and any such affiliates, on the one hand, and any such Selling Unitholder and any such representatives or agents, on the other, will not be deemed to form a relationship with such Selling Unitholder that would require any Underwriter to treat the Selling Unitholder as a “retail customer” for purposes of Regulation Best Interest (“Reg BI”) pursuant to Rule 15l-1 of the Exchange Act, or a “retail investor” for purposes of Form CRS (“Form CRS”) pursuant to Rule 17a-14 of the Exchange Act and (c) the Partnership’s and the Selling Unitholder’s engagement of the Underwriters in connection with the offering of the Offered Units and the process leading up to the offering of the Offered Units is as independent contractors and not in any other capacity. Furthermore, the Partnership and the Selling Unitholder agree that they are solely responsible for making their own judgments in connection with the offering of the Offered Units and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership or any Selling Unitholder on related or other matters). The Partnership and the Selling Unitholder also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to the Partnership or the Selling Unitholder, in connection with the offering of the Offered Units and such other matters or the process leading thereto. The Selling Unitholder further acknowledges and agrees that, although the Underwriters may provide the Selling Unitholder with certain Reg BI and Form CRS disclosures or other related documentation in connection with the offering of the Offered Units, the Underwriters are not making a recommendation to the Selling Unitholder to participate in the offering or sell any Offered Units at the purchase price set forth in Section 2 above, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Section 14. Notices, Etc.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, NY 10013

Attention: General Counsel

Fax: (646) 291-1469;

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Investment Grade Syndicate Desk

Fax: (212) 834-6081;

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Equity Syndicate Desk, with a copy to the Legal Department

Fax: (212) 205-7812;

(b) if to the Partnership, it shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Energy Transfer LP, 8111 Westchester Drive, Suite 600, Dallas, Texas 75225, Attention: Bradford D. Whitehurst, Chief Financial Officer (Fax: (214) 981-0701);

(c) if to the Selling Unitholder, it shall be sufficient in all respects if delivered or sent to the Selling Unitholder at the offices of the Selling Unitholder at CenterPoint Energy Midstream, Inc., 1111 Louisiana, Houston, Texas 77002, Attention: Monica Karuturi, Esq., Senior Vice President and General Counsel (Fax: (713) 207-0141); and

provided, however, that any notice to an Underwriter pursuant to Section 8(d) shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership and the Selling Unitholder shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by the Representatives.

Section 15. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership, the Selling Unitholder and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership and/or the Selling Unitholder contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each of the Underwriters, affiliates of any Underwriter who have, or are alleged to have, participated in the distribution of the Offered Units as underwriters, and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of the directors of the General Partner, the officers of the General Partner who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 15, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 16. Survival.

The respective indemnities, representations, warranties and agreements of the Partnership, the Selling Unitholder and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

Section 17. Definition of the Terms “Business Day,” “Subsidiary” and “Affiliate”.

For purposes of this Agreement, (a) ”business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) ”subsidiary” and “affiliate” have their respective meanings set forth in Rule 405 of the Rules and Regulations.

Section 18. Governing Law.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

Section 19. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

Section 20. Headings.

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity (as defined in this Section 21) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined in this Section 21), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined in this Section 21) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined in this Section 21) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 21: (i) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (ii) a “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) ”covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (iii) ”Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (iv) ”U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(Signature pages follow)

Very truly yours,

(“Partnership”)

ENERGY TRANSFER LP

By:	LE GP, LLC, its general partner

By:	/s/ Bradford D. Whitehurst

Name:	Bradford D. Whitehurst

Title:	Chief Financial Officer

Signature Page to Underwriting Agreement

(The Selling Unitholder)

CENTERPOINT ENERGY MIDSTREAM, INC.

By:	/s/ Jason P. Wells

Name:	Jason P. Wells
Title:	President

Signature Page to Underwriting Agreement

Accepted:

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC

For themselves and as the Representatives of the several Underwriters named in Schedule 1 hereto

Citigroup Global Markets Inc.

By:	/s/ Frederic Chapados
Name:	Frederic Chapados
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Lucy Brash
Name:	Lucy Brash
Title:	Executive Director

Morgan Stanley & Co. LLC

By:	/s/ Tegh Kapur
Name:	Tegh Kapur
Title:	Executive Director

Signature Page to Underwriting Agreement

SCHEDULE 1

Underwriters	Number of Common Units
Citigroup Global Markets Inc.	43,732,520
J.P. Morgan Securities LLC	19,679,634
Morgan Stanley & Co. LLC	19,679,634
Cabrera Capital Markets LLC	1,932,367
Loop Capital Markets LLC	1,932,367

Total	86,956,522

Affiliated Purchasers	Number of Common Units
Energy Transfer LP	4,200,000
Kelcy L. Warren	16,109,139
Thomas E. Long	80,546
Brad D. Whitehurst	67,121
Matthew S. Ramsey	33,561
Ray C. Davis	134,242

Total	20,624,609

SCHEDULE 2

Issuer Free Writing Prospectuses: None.

Pricing Information:

Number of Offered Units: 100,000,000

Public offering price for the Offered Units: $7.65 per Offered Unit

SCHEDULE 3

PERSONS DELIVERING LOCK-UP AGREEMENTS

Officers of the General Partner:

•	Thomas E. Long

•	Marshall S. McCrea, III

•	Bradford D. Whitehurst

•	Matthew S. Ramsey

•	Thomas P. Mason

•	A. Troy Sturrock

Directors of the General Partner:

•	Kelcy L. Warren

•	Steven R. Anderson

•	Richard D. Brannon

•	Ray C. Davis

•	Michael K. Grimm

•	John W. McReynolds

•	James R. Perry

•	Ray W. Washburne

Unitholders of the Partnership:

•	Centerpoint Energy Midstream, Inc.

•	OGE Enogex Holdings, LLC

ANNEX 1

JURISDICTIONS OF FORMATION AND QUALIFICATION

Name of Entity	Jurisdiction of Formation	Other Jurisdictions of Registration or Qualification
Energy Transfer LP	Delaware	Missouri, Ohio
LE GP, LLC	Delaware	Ohio

ANNEX 2

MATERIAL SUBSIDIARIES

Entity	Jurisdiction in which registered
Bakken Holdings, LLC	Delaware
Enable Midstream Partners, LP Energy Transfer, LP	Delaware Delaware
Energy Transfer Interstate Holdings, LLC	Delaware
ETC Texas Pipeline, Ltd.	Texas
ETP Holdco Corporation	Delaware
Dakota Access Holdings, LLC	Delaware
Dakota Access Pipeline, LLC	Delaware
ET CC Holdings LLC	Delaware
ET TexLa Holdings LLC	Delaware
Heritage ETC, L.P.	Delaware
Houston Pipe Line Company LP	Delaware
HPL Consolidation LP	Delaware
HP Houston Holdings, L.P.	Delaware
La Grange Acquisition, L.P.	Texas
Lone Star NGL Asset Holdings II LLC	Delaware
Lone Star NGL Asset Holdings LLC	Delaware
Lone Star NGL Fractionators LLC	Delaware
Lone Star NGL LLC	Delaware
Lone Star NGL Mont Belvieu	Delaware
Lone Star NGL Pipeline LP	Delaware
Panhandle Eastern Pipe Line Company, LP	Delaware
Sunoco Logistics Partners Operations, L.P.	Delaware
Sunoco Partners Marketing & Terminals L.P.	Texas
Sunoco Pipeline L.P.	Texas
Sunoco (R&M), LLC	Pennsylvania

EXHIBIT A-1

FORM OF OPINION OF

LATHAM & WATKINS LLP

[See Attached]

[To be provided to the Underwriters]

Exhibit A-1-1

EXHIBIT A-2

FORM OF NEGATIVE ASSURANCE LETTER OF

LATHAM & WATKINS LLP

[See Attached]

[To be provided to the Underwriters]

Exhibit A-2-1

EXHIBIT A-3

FORM OF TAX OPINION OF

LATHAM & WATKINS LLP

[See Attached]

[To be provided to the Underwriters]

Exhibit A-3-1

EXHIBIT B5

FORM OF OPINION OF GENERAL COUNSEL

OR ASSOCIATE GENERAL COUNSEL

[See Attached]

[To be provided to the Underwriters]

Exhibit B-1

EXHIBIT C

FORM OF OPINION OF POTTER ANDERSON & CORROON LLP

[See Attached]

[To be provided to the Underwriters]

Exhibit C-1

EXHIBIT D

FORM OF OPINION OF BAKER BOTTS L.L.P.

[See Attached]

[To be provided to the Underwriters]

Exhibit D-1

EXHIBIT E

FORM OF LOCK-UP AGREEMENT

December 7, 2021

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As the Representatives of the several

Underwriters named in Schedule 1 attached to the Underwriting Agreement

C/O CITIGROUP GLOBAL MARKETS INC.

388 Greenwich Street

New York, New York 10013

C/O J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

C/O MORGAN STANLEY & CO. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters from CenterPoint Energy Midstream, Inc., a Delaware corporation, of common units representing limited partnership interests (the “Common Units”) in Energy Transfer LP, a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Offered Units as set forth in the Prospectus (the “Offering”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of each of the Representatives, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the Rules and Regulations of the Commission and Common Units that may be issued upon exercise of any option or warrant) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another,

Exhibit E-1

in whole or in part, any of the economic benefits or risks of ownership of Common Units or securities convertible into or exercisable or exchangeable for Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise or (3) make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or, exercisable or exchangeable for Common Units or any other securities of the Partnership, for a period commencing on the date hereof and ending on the 60th day after the date of the final prospectus relating to the Offering (such sixty day period, the “Lock-Up Period”). Notwithstanding the foregoing, the restrictions in this Lock-Up Agreement shall not apply to: (i) the settlement of any transaction pending on the date hereof; (ii) bona fide gifts, sales or other dispositions of Common Units, in each case that are made exclusively between and among the undersigned or members of the undersigned’s family, or affiliates of the undersigned, including its partners (if a partnership) or members (if a limited liability company); (iii) the exercise of options or vesting or settlement of any other equity-based award, including any Common Units withheld by the Partnership to pay the applicable exercise price or taxes associated with such awards, provided, however, that any Common Units received upon such exercise, vesting or settlement, following any applicable net settlement or net withholding, will be subject to the restrictions of this Lock-Up Agreement; (iv) the transfer or disposition of any Common Units (a) as a result of the operation of law, or pursuant to an order of a court (including a domestic order, divorce settlement, divorce decree, or separation agreement) or regulatory agency or (b) by will, other testamentary document or intestate succession; and (v) the repurchase of Common Units by the Partnership pursuant to equity award agreements or other contractual arrangements providing for the right of said repurchase in connection with the termination of the undersigned’s employment or service with the Partnership; provided that, except in connection with the settlement of any transaction pending on the date hereof, it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this Lock-up Agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto, (ii) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act shall be required or shall be voluntarily made in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (iii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition, and (iv) the undersigned notifies each of the Representatives at least two business days prior to the proposed transfer or disposition. Notwithstanding the above, the undersigned may purchase Common Units on the open market after completion of the Offering; provided that, such purchased Common Units will immediately become subject to this Lock-Up Agreement for so long as this Lock-Up Agreement remains in effect.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

It is understood that, if the Selling Unitholder and the Partnership notifies the Underwriters that the Selling Unitholder and the Partnership do not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Offered Units, the undersigned will be released from its obligations under this Lock-Up Agreement.

Exhibit E-2

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership, the Selling Unitholder and the Underwriters.

THIS LOCK-UP AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

(Signature page follows)

Exhibit E-3

Sincerely,

By:
Name:
Title:

Exhibit E-4